EXHIBIT 3(i).2

                            ARTICLES OF INCORPORATION
                                       OF
                           J.A.B. CENTRAL AFRICA, INC.

     The undersigned subscriber to these Articles of Incorporation hereby forms a corporation under the Florida Business Corporations Act.


                                    ARTICLE I
                               Name of Corporation

     The name of the corporation is:

                           J.A.B. CENTRAL AFRICA, INC.


                                   ARTICLE II
                            Commencement of Business

     The existence of the corporation will commence on the date of filing of these Articles of Incorporation.


                                   ARTICLE III
                                     Purpose

     This corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE IV
                                  Capital Stock

     The maximum number of shares of stock that the corporation is authorized to have outstanding at any one time is one hundred thousand (100,000) shares of Common Stock, par value $0.01 per share. The consideration to be paid for each share shall be fixed by the board of directors, and such consideration may consist of any intangible or tangible property or benefit to the corporation, with a value, in the judgment of the board of directors, deemed appropriate.


                                    ARTICLE V
                                Term of Existence

     This corporation is to exist perpetually.

                                   ARTICLE VI
                           Principal Place of Business

         The initial street address in this state of the principal office of this corporation is 1013 Fairway Drive, Winter Park, FL 32792. The Board of Directors may, from time to time, move the principal office to any other address in Florida.


                                   ARTICLE VII
                                  Incorporator

     The name and street address of the incorporator is:

         Name                                  Address

         Jefferson A. Bootes                   1013 Fairway Drive
                                               Winter Park, FL  32792


     The incorporator of this corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                                  ARTICLE VIII
                           Initial Board of Directors

     The corporation shall have one (1) director initially. The name and address of the initial director are as follows:

         Name                                  Address

         Jefferson A. Bootes                   1013 Fairway Drive
                                               Winter Park, FL  32792

                                   ARTICLE IX
                          Initial Registered Office and
                                Registered Agent

     The initial designation of the registered office of this corporation is 1013 Fairway Drive, Winter Park, Florida 32792, and the registered agent at this address is Jefferson A. Bootes.


                                    ARTICLE X
                                   Amendments

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at the stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal this 13th day of June , 2001.



                               /s/  Jefferson A. Bootes
                               Jefferson A. Bootes, Incorporator

                           CERTIFICATE OF DESIGNATION
                                       OF
                                REGISTERED AGENT


Pursuant to Sections 48.091 and 607.0501, Florida Statutes, the following is submitted:


That J.A.B. CENTRAL AFRICA, INC., desiring to organize under the laws of the State of Florida with its registered office, as indicated in the Articles of Incorporation, at 1013 Fairway Drive, Winter Park, FL 32792, Orlando, County of Orange, State of Florida, has named Jefferson A. Bootes, City of Winter Park, County of Orange, State of Florida, as its agent to accept service of process within this state.

                                 ACKNOWLEDGMENT

Having been named as registered agent to accept service of process for the corporation named above, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in that capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


                                       REGISTERED AGENT:


                                       /s/  Jefferson A. Bootes
                                       Jefferson A. Bootes